Bandwidth Announces Third Quarter 2023 Financial Results
Revenue and profitability exceeded guidance
On track to achieve 30% annual growth in profitability
Achieved record Free Cash Flow

November 2, 2023

Conference Call
Bandwidth will host a conference call to discuss financial results for the third quarter ended September 30, 2023 on November 2, 2023. Details can be found below and on the investor section of its website at https://investors.bandwidth.com where a replay will also be available shortly following the conference call.

Raleigh, NC - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced financial results for the third quarter ended September 30, 2023.
“We are pleased to announce that we have exceeded both our revenue and profitability guidance for the third quarter and made strong progress towards our goal of growing profitability by 30% for the full year. We look forward to finishing 2023 with strong momentum,” said David Morken, Bandwidth’s Chief Executive Officer. “With 2024 on the horizon, I’m very encouraged by this momentum, our track record of success, our strong financial position, and our commitment to innovation. I am confident Bandwidth will remain fully on-track to achieve our 2026 medium-term targets we laid out at our Investor Day last February.”

Third Quarter 2023 Financial Highlights
The following table summarizes the consolidated financial highlights for the three months ended September 30, 2023 and 2022 (in millions).

Conference Call Details
November 2, 2023
5:00 pm ET
Domestic dial-in:
844-481-2707
International dial-in:
412-317-0663

Replay information
An audio replay of this conference call will be available through November 9, 2023, by dialing (877)-344-7529 or (412)-317-0088 for international callers, and entering passcode 8162695.

Investor Contact
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com
	Three months ended September 30,
	2023	2022
Revenue	$152	$148
Gross Margin	39%	43%
Non-GAAP Gross Margin (1)	55%	57%
Adjusted EBITDA(1)	$14	$13
Free Cash Flow (1)	$18	$13

(1) Additional information regarding the Non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to Non-GAAP financial measures has also been provided in the financial tables included below.

“Accelerating profitable growth is a core principle for Bandwidth and our results this quarter reflect that as we benefited from our growing market position in commercial messaging and strong operating discipline,” said Daryl Raiford, Bandwidth’s Chief Financial Officer. “We believe that our third quarter financial results, along with momentum from commercial messaging and enterprise customers, position us for a solid fourth quarter and full year of profitable growth against a macro backdrop that remains constrained.”

Third Quarter Customer and Operational Highlights
•A European-based cloud contact center provider chose Bandwidth as their primary provider across several regions for call quality and reliability, award-winning support, and the ease of use of the API-driven portal.
•A leader in customer engagement in the automotive industry selected Bandwidth to help them meet the demand of their rapidly growing conversational marketing messaging needs. Bandwidth’s enterprise-grade support experience and scalability are key to the customer speeding up their time to market.
•A Global 2000 manufacturing conglomerate chose Bandwidth to enable their migration to the cloud, starting with their internal communications and dynamic 911. Bandwidth’s expertise and ability to support physical infrastructure throughout the transition is key to the customer.
•Launched AIBridge with partners Google and Cognigy. AIBridge, the newest pre-built integration with Maestro, enables enterprises to resolve customer issues faster by first routing incoming contact center calls to an AI-driven virtual agent, freeing up live agents’ time to resolve more complex issues.

Financial Outlook
Bandwidth’s outlook is based on current indications for its business, which are subject to change. Bandwidth is providing guidance for its fourth quarter and full year 2023 as follows:

	Q4 2023 Guidance	Full Year 2023 Guidance
Revenue (millions)	$153 - $155	$589 - $591
Adjusted EBITDA (millions)	$15 - $17	$44 - $46

Bandwidth has not reconciled its fourth quarter and full year 2023 guidance related to Adjusted EBITDA to GAAP net income or loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Upcoming Investor Conference Schedule
•Northland Capital Markets Communications SaaS Conference virtual fireside chat on November 30, 2023 at 10:00AM Eastern Time.
•Barclays Global Technology Conference in San Francisco, CA hosting meetings on December 7, 2023.

About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a global cloud communications software company that helps enterprises deliver exceptional experiences through voice calling, text messaging and emergency services. Our solutions and our Communications Cloud, covering 65+ countries and over 90 percent of global GDP, are trusted by all the leaders in unified communications and cloud contact centers–including Amazon Web Services (AWS), Cisco, Google, Microsoft, RingCentral, Zoom, Genesys and Five9–as well as Global 2000 enterprises and SaaS builders like Docusign, Uber and Yosi Health. As a founder of the cloud communications revolution, we are the first and only global Communications Platform-as-a-Service (CPaaS) to offer a unique combination of composable APIs, owner-operated network and broad regulatory experience. Our award-winning support teams help businesses around the world solve complex communications challenges to reach anyone, anywhere. For more information, visit www.bandwidth.com.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance for the quarter and year ending December 31, 2023, the success of our product offerings and our platform, and the value proposition of our products, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, macroeconomic conditions both in the U.S. and globally, legal, reputational and financial risks which may result from ever-evolving cybersecurity threats, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and any subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain Non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation. We add back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing Non-GAAP gross profit by revenue less pass-through messaging surcharges, expressed as a percentage of revenue.
We define Non-GAAP net income (loss) as net income or loss adjusted for certain items affecting period to period comparability. Non-GAAP net income (loss) excludes stock-based compensation, amortization of acquired intangible assets related to acquisitions, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, net cost associated with early lease terminations and leases without economic benefit, (gain) loss on sale of business, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, non-recurring items not indicative of ongoing operations and other, and estimated tax impact of above adjustments, net of valuation allowances.
We define Adjusted EBITDA as net income or losses from continuing operations, adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation expense, impairment of intangible assets, (gain) loss on sale of business, net cost associated with early lease terminations and leases without economic benefit, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, and non-recurring items not indicative of ongoing operations and other. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our consolidated statements of cash flows.
While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenue	$152,013	$148,325	$435,731	$416,178
Cost of revenue	92,514	84,861	261,624	241,896
Gross profit	59,499	63,464	174,107	174,282
Operating expenses
Research and development	24,792	25,044	75,305	71,735
Sales and marketing	25,011	23,184	75,794	69,663
General and administrative	15,843	16,623	48,430	50,191
Total operating expenses	65,646	64,851	199,529	191,589
Operating loss	(6,147)	(1,387)	(25,422)	(17,307)
Other income (expense), net
Net gain on extinguishment of debt	—	—	12,767	—
Gain on business interruption insurance recoveries	—	—	4,000	—
Other income (expense), net	798	(338)	52	2,282
Total other income (expense), net	798	(338)	16,819	2,282
Loss before income taxes	(5,349)	(1,725)	(8,603)	(15,025)
Income tax benefit	219	923	3,194	1,161
Net loss	$(5,130)	$(802)	$(5,409)	$(13,864)

Net loss per share, basic and diluted	$(0.20)	$(0.03)	$(0.21)	$(0.55)

Weighted average number of common shares outstanding, basic and diluted	25,613,441	25,304,057	25,539,642	25,268,216

The Company recognized total stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Cost of revenue	$182	$93	$578	$283
Research and development	2,822	1,767	9,278	5,298
Sales and marketing	1,160	593	3,825	2,219
General and administrative	2,778	2,439	8,644	7,259
Total	$6,942	$4,892	$22,325	$15,059

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of September 30,	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$107,373	$113,641
Marketable securities	31,745	71,231
Accounts receivable, net of allowance for doubtful accounts	75,046	74,465
Deferred costs	4,185	3,566
Prepaid expenses and other current assets	16,037	16,705
Total current assets	234,386	279,608
Property, plant and equipment, net	176,780	99,753
Operating right-of-use asset, net	161,106	9,993
Intangible assets, net	164,688	177,370
Deferred costs, non-current	4,715	4,938
Other long-term assets	6,404	31,251
Goodwill	322,003	326,405
Total assets	$1,070,082	$929,318
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$31,211	$26,750
Accrued expenses and other current liabilities	60,452	62,577
Current portion of deferred revenue	7,869	7,181
Advanced billings	4,305	10,049
Operating lease liability, current	4,766	7,450
Total current liabilities	108,603	114,007
Other liabilities	620	11,176
Operating lease liability, net of current portion	222,714	4,640
Deferred revenue, net of current portion	8,098	8,306
Deferred tax liability	32,018	38,466
Convertible senior notes	418,042	480,546
Total liabilities	790,095	657,141
Stockholders’ equity:
Class A and Class B common stock	26	25
Additional paid-in capital	383,013	364,913
Accumulated deficit	(53,956)	(48,547)
Accumulated other comprehensive loss	(49,096)	(44,214)
Total stockholders’ equity	279,987	272,177
Total liabilities and stockholders’ equity	$1,070,082	$929,318

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(5,409)	$(13,864)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	29,687	26,866
Non-cash reduction to the right-of-use asset	5,227	5,308
Amortization of debt discount and issuance costs	1,995	2,343
Stock-based compensation	22,325	15,059
Deferred taxes and other	(5,902)	(5,496)
Net gain on extinguishment of debt	(12,767)	—
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(654)	(18,311)
Prepaid expenses and other assets	2,102	(13,389)
Accounts payable	4,164	14,305
Accrued expenses and other liabilities	(13,031)	17,142
Operating right-of-use liability	(8,004)	(5,623)
Net cash provided by operating activities	19,733	24,340
Cash flows from investing activities
Purchase of property, plant and equipment	(5,287)	(18,669)
Deposits for construction in progress	—	(14,545)
Capitalized software development costs	(8,384)	(2,121)
Purchase of marketable securities	(60,625)	(178,153)
Proceeds from sales and maturities of marketable securities	100,109	33,102
Proceeds from sale of business	1,070	—
Net cash provided by (used in) investing activities	26,883	(180,386)
Cash flows from financing activities
Payments on finance leases	(124)	(162)
Net cash paid for debt extinguishment	(51,259)	—
Payment of debt issuance costs	(696)	(553)
Proceeds from exercises of stock options	413	162
Value of equity awards withheld for tax liabilities	(1,056)	(2,047)
Net cash used in financing activities	(52,722)	(2,600)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(887)	(6,341)
Net decrease in cash, cash equivalents, and restricted cash	(6,993)	(164,987)
Cash, cash equivalents, and restricted cash, beginning of period	114,622	332,289
Cash, cash equivalents, and restricted cash, end of period	$107,629	$167,302

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Gross Profit	$59,499	$63,464	$174,107	$174,282
Gross Profit Margin %	39%	43%	40%	42%
Depreciation	4,056	3,403	11,790	10,141
Amortization of acquired intangible assets	1,959	1,831	5,863	5,797
Stock-based compensation	182	93	578	283
Non-GAAP Gross Profit	$65,696	$68,791	$192,338	$190,503
Non-GAAP Gross Margin % (1)	55%	57%	54%	54%
________________________
(1) Calculated by dividing Non-GAAP gross profit by revenue less pass-through messaging surcharges of $32 million and $27 million in the three months ended September 30, 2023 and 2022, respectively, and $83 million and $65 million in the nine months ended September 30, 2023 and 2022, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)

Non-GAAP Net Income

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net loss	$(5,130)	$(802)	$(5,409)	$(13,864)
Stock-based compensation	6,942	4,892	22,325	15,059
Amortization of acquired intangibles	4,348	4,118	12,960	13,018
Amortization of debt discount and issuance costs for convertible debt	484	763	1,520	2,284
Gain on sale of business	—	—	—	(3,777)
Net cost associated with early lease terminations and leases without economic benefit	1,175	—	1,175	—
Net gain on extinguishment of debt	—	—	(12,767)	—
Gain on business interruption insurance recoveries	—	—	(4,000)	—
Non-recurring items not indicative of ongoing operations and other (1)	54	101	793	290
Estimated tax effects of adjustments (2)	(1,526)	(1,074)	(4,661)	(3,360)
Non-GAAP net income	$6,347	$7,998	$11,936	$9,650
Interest expense on Convertible Notes (3)	317	563	971	1,688
Numerator used to compute Non-GAAP diluted net income per share	$6,664	$8,561	$12,907	$11,338

Net loss per share, basic and diluted	$(0.20)	$(0.03)	$(0.21)	$(0.55)

Non-GAAP net income per Non-GAAP share
Basic	$0.25	$0.32	$0.47	$0.38
Diluted	$0.23	$0.27	$0.44	$0.36

Weighted average number of shares outstanding
Basic and diluted shares	25,613,441	25,304,057	25,539,642	25,268,216

Non-GAAP basic shares	25,613,441	25,304,057	25,539,642	25,268,216
Convertible debt conversion	3,317,023	5,788,805	3,484,424	5,788,805
Stock options issued and outstanding	20,360	64,905	47,345	107,215
Non-GAAP diluted shares	28,950,824	31,157,767	29,071,411	31,164,236
________________________
(1) Non-recurring items not indicative of ongoing operations and other include (i) $0.1 million of losses on disposals of property, plant and equipment in the three months ended September 30, 2023 and 2022, (ii) $0.4 million of expense resulting from the early termination of the Company’s undrawn SVB credit facility and $0.4 million of losses on disposals of property, plant and equipment for the nine months ended September 30, 2023 and (iii) $0.3 million of losses on disposals of property, plant and equipment for the nine months ended September 30, 2022.
(2) The estimated tax-effect of adjustments is determined by recalculating the tax provision on a Non-GAAP basis. The Non-GAAP effective income tax rate was 11.0% and 18.6% for the nine months ended September 30, 2023 and 2022, respectively. For the nine months ended September 30, 2023, the Non-GAAP effective income tax rate differed from the federal statutory tax rate of 21% in the U.S. primarily due to the research and development tax credits generated in 2023. We analyze the Non-GAAP valuation allowance position on a quarterly basis. In the fourth quarter of 2022, we removed the valuation allowance against all U.S. deferred tax assets for Non-GAAP purposes as a result of cumulative Non-GAAP U.S. income over the past three years and a significant depletion of net operating loss and tax credit carryforwards on a Non-GAAP basis. As of September 30, 2023, we have no valuation allowance against our remaining deferred tax assets for Non-GAAP purposes.
(3) Upon the adoption of ASU 2020-06 on January 1, 2022, net income is increased for interest expense as part of the calculation for diluted Non-GAAP earnings per share.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net loss	$(5,130)	$(802)	$(5,409)	$(13,864)
Income tax benefit	(219)	(923)	(3,194)	(1,161)
Interest (income) expense, net	(59)	737	1,177	2,861
Depreciation	6,647	4,661	16,727	13,848
Amortization	4,348	4,118	12,960	13,018
Stock-based compensation	6,942	4,892	22,325	15,059
Gain on sale of business	—	—	—	(3,777)
Net cost associated with early lease terminations and leases without economic benefit	1,175	—	1,175	—
Net gain on extinguishment of debt	—	—	(12,767)	—
Gain on business interruption insurance recoveries	—	—	(4,000)	—
Non-recurring items not indicative of ongoing operations and other (1)	54	101	391	290
Adjusted EBITDA	$13,758	$12,784	$29,385	$26,274
________________________
(1) Non-recurring items not indicative of ongoing operations and other include $0.1 million of losses on disposals of property, plant and equipment in the three months ended September 30, 2023 and 2022, and $0.4 million and $0.3 million of losses on disposals of property, plant and equipment in the nine months ended September 30, 2023 and 2022, respectively.

Free Cash Flow

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$23,001	$24,016	$19,733	$24,340
Net cash used in investing in capital assets (1)	(4,811)	(10,524)	(13,671)	(20,790)
Free cash flow	$18,190	$13,492	$6,062	$3,550
________________________
(1) Represents the acquisition cost of property, plant and equipment and capitalized development costs for software for internal use.